Exhibit 10.15
AMENDMENT TO DISTRIBUTOR AGREEMENT
This Amendment (“Amendment”) to the Master Distributor Agreement entered into on March 12, 2014 (“Agreement”) is made pursuant to Section 27.4 of the Agreement and is effective as of the date of the last signature below (the “Effective Date”) by and between Avnet Inc., a New York corporation, doing business through its business group, Electronics Marketing, with offices located at 2211 South 47th Street, Phoenix, AZ 85034 (“Distributor”) and Xilinx, Inc., a Delaware corporation, having offices at 2100 Logic Drive, San Jose, CA 95124 (“Xilinx”). This Amendment modifies the terms of the Agreement as follows:
Exhibit A attached hereto, “U.S. Federal Government Contracting, Commercial Item Status & Exceptions for Subcontracts,” is hereby incorporated into the Agreement.
This Amendment shall be coterminous with the Agreement.
Unless specifically addressed by this Amendment, all other terms of the Agreement remain unchanged. All capitalized terms contained herein have the same meaning as the terms defined in the Agreement unless specifically modified in this Amendment.

XILINX, INC.	AVNET, INC.
Signature: /s/ Chris Henry	Signature: /s/ David Ward
Name: Chris Henry	Name: David Ward
Title: Vice President	Title: Group V.P., Finance, EM
Date: 2/13/2015	Date: 2/20/2015

Exhibit A

U.S. Federal Government Contracting, Commercial Item Status & Exceptions for Subcontracts

THIS PROPOSAL, and any resulting contract, is for the provision of “Commercial Items” as that term is defined at FAR 2.101. The Commercial Items are Field Programmable Gate Arrays (“FPGAs”) and/or commercial computer software (as defined below) that are used by the general public or by non-governmental entities for purposes other than governmental purposes, and have been offered for sale, lease, or license to the general public in substantial quantities based on established catalog or market prices. The Commercial Items further include commercial design services related to the design of programs that run on these FPGAs and are of a type offered and sold competitively in substantial quantities in the commercial marketplace based on established catalog or market prices for specific tasks performed or specific outcomes to be achieved and under standard commercial terms and conditions. Further, this is a firm-fixed-price Proposal, and, pursuant to FAR 12.214, Cost Accounting Standards (CAS) do not apply to firm-fixed-price contracts and subcontracts for the acquisition of Commercial Items.
Based on the above, Xilinx hereby excludes any clause requiring compliance with the Cost Accounting Standards and further claims exemption from all FAR and DFARS clauses with the exception of the following clauses that are required to be flowed down to subcontractors of Commercial Items:
FAR Clauses: Pursuant to FAR 52.244-6 (Dec 2010), “Subcontracts for Commercial Items,” Xilinx agrees to the inclusion of the following clauses in a subcontract for Commercial Items with a prime contractor of the U.S. Government:

52.203-13	Contractor Code of Business Ethics and Conduct (Apr 2010) [*Applicable to subcontracts over $5M and a performance period of more than 120 days]

52.203-15	Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009 (Jun 2010) [*Applicable to subcontracts funded under the Recovery Act]

52.219-08	Utilization of Small, Small Disadvantaged, and Women-Owned Small Business Concerns (Jan 2011) [* Applicable to subcontracts that offer further subcontracting opportunities.]

52.222-26	Equal Opportunity (Mar 2007)

52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sep 2010)

52.222-36	Affirmative Action for Workers with Disabilities (Oct 2010)

52.222-50	Combating Trafficking in Persons (Feb 2009)

52.244-06
Subcontracts for Commercial Items and Commercial Components (Dec 2010) [*To the extent practicable, Xilinx will incorporate in contracts with subcontractors of commercial items to be supplied under this contract those clauses set forth in 52.244-06]

52.247-64	Preference for Privately Owned U.S. Flag Commercial Vessels (Feb 2006)
DFARS Clauses: Pursuant to DFARS 252.244-7000 (Nov 2010), “Subcontracts for Commercial Items and Commercial Components (DOD Contract),” Xilinx agrees to the inclusion of the following clauses in a subcontract for Commercial Items under a prime contract with the Defense Department of the U.S. Government:
252.244-7000    Subcontracts for Commercial Items and Commercial Components (Nov 2010)
252.246-7003    Notification of Potential Safety Issues (Jan 2007)
252.247-7023    Transportation of Supplies by Sea (May 2002)
252.247-7024 Notification of Transportation of Supplies by Sea (Mar 2000)
U.S. Governmental Rights
For purposes of this Proposal, “commercial computer software” means software developed or regularly used for nongovernmental purposes which (i) has been sold, leased, or licensed to the public, (ii) has been offered for sale, lease or license to the public; (iii) has not been offered, sold, leased, or licensed to the public but will be available for commercial sale, lease, or license in time to satisfy the delivery requirements of the Agreement; or (iv) satisfied a criterion expressed in (i), (ii), or (iii) of this clause and would require only minor modification to meet the requirements of the Agreement. If acquired by or on behalf of a civilian agency, the U.S. Government acquires this commercial computer software and/or commercial computer software documentation and other technical data subject to the terms of the Agreement as specified in 48 C.F.R. 12.212 (Computer Software) and 12.211 (Technical Data) of the Federal Acquisition Regulation (“FAR”) and its successors. If acquired by or on behalf of any agency within the Department of Defense (“DOD”), the U.S. Government acquires this commercial computer software and/or commercial computer software documentation subject to the terms of the Agreement as specified in 48 C.F.R. 227.7202-3 of the DOD FAR Supplement (“DFARS”) and its successors. This U.S. Government Rights clause is in lieu of, and supersedes, any other FAR, DFARS, or other clause or provision that addresses Government rights in computer software or technical data under this Proposal.